Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Covenant Logistics Group, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-134939, 033-88686, 333-2654, 333-67559, 333-37356, 333-50174, 333-88486, 333-105880, 333-174582, 333-189060, 333-231390, and 333-239724) on Form S-8 and in the registration statement, as amended, (No. 333-228425) on Form S-3, of Covenant Logistics Group, Inc. of our report dated March 9, 2020, except for Notes 1 (Segment Realignment), 2 and 15, as to which the date is March 5, 2021, with respect to the consolidated balance sheet of Covenant Logistics Group, Inc. and subsidiaries as of December 31, 2019, and the related consolidated statements of operations, comprehensive income, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2019, and the related notes (collectively, the consolidated financial statements). Our report refers to a change to the method of accounting for leases as of January 1, 2019, due to the adoption of Accounting Standards Update 2016-02, Leases (Topic 842), and related amendments.

/s/ KPMG LLP

Nashville, Tennessee

April 6, 2021